Exhibit 5.2

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com
August 3, 2017

Mississippi Power Company
2992 West Beach Boulevard
Gulfport, Mississippi 39501

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Mississippi Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2017 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company, and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the subordinated note indenture to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of May 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association, as successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA BEIJING CHICAGO HONG KONG NEW YORK NEWARK NORFOLK ORANGE COUNTY C PORTLAND
RALEIGH RICHMOND SAN DIEGO SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, DC

Mississippi Power Company
August 3, 2017

We are of the opinion that:

1.    The Company is validly existing as a corporation under the laws of the State of Mississippi and has due corporate power to create the obligations arising under the Senior Notes and Junior Subordinated Notes.
2.    With respect to any series of Senior Notes or Junior Subordinated Notes offered by the Company pursuant to the Registration Statement, when the Board of Directors of the Company or a duly authorized committee thereof has adopted appropriate resolutions to approve the issuance, sale and terms of such series of Senior Notes or Junior Subordinated Notes and related matters in accordance with laws of State of Mississippi and the Company’s Articles of Incorporation and Bylaws, such Senior Notes or Junior Subordinated Notes will have been duly authorized by all necessary corporate action on the part of the Company.
3.    Upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I and with respect to matters of Mississippi law, we have relied on the opinion of Balch & Bingham LLP attached hereto as Annex II.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the

Mississippi Power Company
August 3, 2017

terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York and the State of Mississippi.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex I

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79445.000002
August 3, 2017

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308-2216

Balch & Bingham LLP
1310 Twenty Fifth Avenue
Gulfport, Mississippi 39501-1931

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2017 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preferred Stock (the “Preferred Stock”) to be issued by Mississippi Power Company (the “Company”), (2) Depositary Preferred Shares each representing one-fourth of one share of the Preferred Stock to be issued by the Company, (3) Senior Notes (the “Senior Notes”) to be issued by the Company and (4) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of May 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Senior Note Indenture”) and the Junior Subordinated Notes will be issued pursuant to the subordinated note indenture, to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals,

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Troutman Sanders LLP
August 3, 2017

the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes and the Junior Subordinated Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture or the Subordinated Note Indenture, as applicable, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby

Troutman Sanders LLP
August 3, 2017

consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP

Annex II

1310 Twenty-Fifth Avenue . P.O. Box 130 (39502). Gulfport, MS 39501-1931 www.balch.com

August 3, 2017
Troutman Sanders LLP
600 Peachtree Street
Suite 5200
Atlanta, Georgia 30308

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We are acting as general counsel to Mississippi Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2017 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the subordinated note indenture to be entered into between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of May 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.
In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.
We are of the opinion that:
1.    The Company is validly existing as a corporation under the laws of the State of Mississippi and has due corporate power to create the obligations arising under the Senior Notes and Junior Subordinated Notes.

2.    With respect to any series of Senior Notes or Junior Subordinated Notes offered by the Company pursuant to the Registration Statement, when the Board of Directors of the Company or a duly authorized committee thereof has adopted appropriate resolutions to approve the issuance, sale and terms of such series of Senior Notes or Junior Subordinated Notes and related matters in accordance with laws of State of Mississippi and the Company’s Articles of Incorporation and Bylaws, such Senior Notes or Junior Subordinated Notes will have been duly authorized by all necessary corporate action on the part of the Company.
3.    Upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes or the Junior Subordinated Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.
In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached to your opinion as Annex I.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Mississippi, and we do not express any opinion herein concerning any law other than the law of the State of Mississippi and, to the extent set forth herein, the law of the State of New York.
This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.
Very truly yours,
/s/Balch and Bingham LLP